                                                                                                                                               Exhibit 32

CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of FRP Holdings, Inc.

                                                                                                      FRP HOLDINGS, INC.

December 10, 2015
/s/THOMPSON S. BAKER II Thompson S. Baker II Chief Executive Officer
/s/JOHN D. MILTON, JR. John D. Milton, Jr. Executive Vice President, Treasurer, Secretary and Chief Financial Officer
/s/JOHN D. KLOPFENSTEIN John D. Klopfenstein Controller and Chief Accounting Officer

A signed original of this written statement required by Section 906 has been provided to FRP Holdings, Inc. and will be retained by FRP Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification accompanies the issuer’s Annual Report on Form 10-K and is not filed as provided in SEC Release Nos. 33-8212, 34-4751 and IC-25967, dated June 30, 2003.